SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VERSATA, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

Dear Versata, Inc. Stockholder:

You are cordially invited to the 2004 Annual Meeting of Stockholders, which will be held on Wednesday, June 9, 2004, at 11:00 a.m., local time, at 300 Lakeside Drive, Suite 1500, Oakland, California.

At our meeting, you will be asked to consider and vote upon the following proposals: (i) to elect two Class II directors and (ii) to ratify the appointment of Grant Thornton LLP as independent accountants for the fiscal year ending October 31, 2004.

Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. Your vote is very important to us and we encourage you to read the Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ ALAN BARATZ
Alan Baratz
Chief Executive Officer, President, and Director

Oakland, California

April 21, 2004

VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2004

TO THE STOCKHOLDERS OF VERSATA, INC.:

The annual meeting of stockholders of VERSATA, INC., a Delaware corporation (the “Company”), will be held on Wednesday, June 9, 2004 at 11:00 a.m., local time, at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 for the following purposes:

1.	To elect two Class II directors to serve for a three-year term or until their successors are duly elected and qualified. The nominees are Gary Morgenthaler and Alan Baratz;

2.	To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on April 16, 2004 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and for a ten-day period preceding the meeting, at the executive offices of the Company during ordinary business hours.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ WILLIAM FREDERICK
William Frederick
Vice President, and Chief Financial Officer

Dated: April 21, 2004

Oakland, California

VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2004

This Proxy Statement is being mailed to stockholders on or around April 30, 2004, in connection with the solicitation of proxies by the Board of Directors of Versata, Inc. (the “Company” or “Versata”) for use at the Annual Meeting of Stockholders to be held on June 9, 2004, at 11:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	Elect two Class II directors;

2.	To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is the Proxy for, who can vote and how do I vote?

This Proxy Statement informs the stockholders of the Company about items that will be voted upon at the Annual Meeting. The Statement also solicits proxies (a formal way of voting through legal representation) from those stockholders who are unable to attend the Annual Meeting. The Proxy Statement was prepared by the management of the Company for its Board of Directors (the “Board”).

The proxy is for voting shares in connection with the Annual Meeting and at any adjournment or postponement of that meeting. The Annual Meeting will be held on June 9, 2004, at 11:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1500, Oakland, California.

You may vote at the Annual Meeting if you were a stockholder of record of Common Stock at the close of business on April 16, 2004. On April 16, 2004 there were 8,120,718 outstanding shares of Common Stock. No shares of the Company’s Preferred Stock were outstanding. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares entitled to vote on the record date constitutes a quorum for the transaction of business by such holders at the Annual Meeting. Each share is entitled to one vote on each matter that is properly brought before the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and 10 days prior to the Annual Meeting at the executive offices of the Company at 300 Lakeside Drive, Suite 1500, Oakland, California during normal business hours.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR the director nominee and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Even though broker non-votes will be counted as present to determine if a quorum exists, they will not be counted as present and entitled to vote on any non-routine proposal.

The two director nominees who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class II director of the Company. Approval of the other matters requires the affirmative vote of the holders of the majority of the shares present and voting and entitled to vote. Abstentions will be treated as votes cast against the particular matter being voted upon.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

How may I communicate with Versata’s Board of Directors?

You may submit an e-mail to Versata’s Board of Directors by accessing our website at www.versata.com. All directors have access to the e-mails submitted to our Board through our website.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently has six directors divided into three classes. The members of each class serve for a three-year period, with one class of directors being elected each year. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Class II directors consist of Messrs. Morgenthaler and Baratz whose terms will expire at the Annual Meeting; Class III directors consists of Messrs. Davoli and Smartt whose terms will expire at the annual meeting following the close of the 2004 fiscal year, and Class I directors consists of Messrs. Wong and Woodson whose terms will expire at the annual meeting following the close of the 2005 fiscal year.

The nominees are Gary Morgenthaler, a director and the Chairman of the Board of Directors, and Alan Baratz, director and CEO, currently designated as Class II directors, whose terms expire at the Annual Meeting, and upon their respective successors being elected and qualified to serve. The enclosed proxy cannot be voted for a greater number of persons than above.

The Board of Directors proposes the election of Gary Morgenthaler and Alan Baratz for a term of three years, expiring at the annual meeting following the close of the 2006 fiscal year, and until their successors are elected and qualified to serve. The nominees have agreed to serve if elected. If the nominees are unable or unwilling to serve as a director, the proxies may be voted for any nominee designated by the present Board of Directors to fill such vacancy.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two director nominees who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class II director of the Company.

Set forth below is certain information concerning the nominees and the other incumbent directors:

NOMINEES FOR CLASS II DIRECTORS

Class II directors generally serve a term of 3 years and until their successors are elected and qualified. It is anticipated that the Class II directors will serve until the annual meeting following the close of the 2006 fiscal year.

The nominees for Class II directors are as follows:

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra Information Technologies, Inc., a database applications Company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres Corporation, a relational database management systems company. Mr. Morgenthaler serves as a director of Nuance Communications. He holds a B.A. in International Relations from Harvard University.

Alan Baratz.    Mr. Baratz joined Versata as a board member in May 2003, and was appointed as President and CEO in August 2003. From July 2000 until December 2002 Mr. Baratz was CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. Dr. Baratz is also currently a venture partner at Gabriel Venture Partners. From September 1999 until June 2000, Dr. Baratz served as Managing Director, E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999 Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and CEO of Delphi Internet, the online business unit of

Rupert Murdoch’s News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz holds both a master’s degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor’s degree in mathematics and computer science from UCLA.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

CLASS III DIRECTORS CONTINUING IN OFFICE

The term of Class III directors expires at the annual meeting following the close of the 2004 fiscal year. The Class III directors and the Class III director positions are not up for re-election at this Annual Meeting.

Robert Davoli.    Mr. Davoli has served as a director of Versata since November 1999. Prior to becoming a director, Mr. Davoli served as a technical consultant to Versata from 1995. Since November 1995, Mr. Davoli has served as a general partner at Sigma, a venture capital firm. From February 1993 to September 1994, Mr. Davoli served as President and Chief Executive Officer of Epoch Systems, a software vendor. Previous to working with Epoch Systems, Mr. Davoli served as President and Chief Executive Officer of SQL Solutions, a services and tools provider for the relational database market. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase. Mr. Davoli is a director of Internet Security Systems, Inc., Virtusa Corporation, and Vignette Corporation. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003. Mr. Smartt is currently Chief Financial Officer of Building Materials Holding Corporation, a provider of construction services and materials to residential builders. From November 1993 until February 2004, served as Executive Vice President and CFO of Critical Path, an e-mail software and services provider. From 1992 until September 2001, Mr. Smartt served as Executive Vice President, Chief Financial officer and Chief Administrative Officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as CFO, Treasurer, and Senior Vice President of Finance and Administration for Ingres Corporation, a relational data base software company. Previously, Mr. Smartt was the Chief Financial Officer and Chief Administration Officer at DiGiorgio Corp., a Fortune 500 global enterprise. Mr. Smartt also held financial positions at Fairchild Semiconductor and Price Waterhouse Co. Mr. Smartt is a CPA and he holds a Bachelor of Science in Business Administration from the University of California, Berkeley.

CLASS I DIRECTORS CONTINUING IN OFFICE

The term of the two Class I directors expires at the annual meeting following the close of the 2005 fiscal year. The Class I directors and the Class I director positions are not up for re-election at this Annual Meeting.

Eugene Wong.    Dr. Wong has served as a director of Versata since May 1998, and as Versata’s Chief Executive Officer from May 2002 to August 2003. Since 1997, Dr. Wong has served as a Technical Consultant and Chief Scientist to Versata. Dr. Wong has served as Professor Emeritus at the University of California on assignment with the National Science Foundation since June 1998. Dr. Wong acted as Associate Director of the office of Science and Technology Policy in the Bush White House from 1990 to 1993. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

Wade Woodson.    Mr. Woodson has served as a director of Versata since November 2003. Since 1987, Mr. Woodson has served as a managing director of Sigma Partners, a technology venture capital firm. From 1983 through 1987, he served as an associate of the law firm Cooley Godward, LLP. Mr. Woodson received a bachelor’s degree in electrical engineering from Stanford University. He holds a law degree from Harvard University and a Masters in Business Administration from the University of California, Haas School of Business.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held seven meetings including special meetings during the fiscal year ending October 31, 2003. During the 2003 fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during such period and (ii) the total number of meetings held during such period by committees of the Board of Directors on which he served. Our Board of Directors are encouraged to attend annual meetings of Versata’s shareholders. Two directors attended the last annual meeting of shareholders. The Board affirmatively determined that all of the directors of Versata, with the exception of Messrs. Wong and Baratz, are independent directors as defined by Rule 4200(a)(15) of NASDAQ Market Place Rules.

As of March 10, 2004, the Audit Committee consists of three independent directors, Messrs. Smartt, Woodson and Morgenthaler. Prior to that date, Mr. Davoli served on the Audit Committee. The Audit Committee met four times during the last fiscal year. Mr. Smartt is an independent director and is the financial expert serving on Versata’s Audit Committee. The Audit Committee reviews and supervises our financial controls, including the selection of our auditors, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the Audit Committee deems necessary to complete the annual audits of our books and accounts. The Audit Committee also performs other duties as may from time to time be determined by the Board.

As of March 10, 2004, the Compensation Committee consists of three directors, Messrs. Smartt, Woodson and Morgenthaler. Prior to that date, Mr. Davoli served on the Compensation Committee. The Compensation Committee met five times during the last fiscal year. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our compensation and stock plans, makes recommendations to the Board of Directors regarding these matters and performs other duties as may from time to time be determined by the Board.

Although Versata does not yet have a formal nominating committee, the majority of independent directors participate in the consideration of director nominees. The company intends to assess whether or not to establish a formal nominating committee within the near future or to instead leave that function within the purview of the board of directors for a period of time.

We will consider proposed nominees whose names are submitted to the Company’s Secretary by shareholders; however, we do not have a formal process for that consideration. We have not to date adopted a formal process because we believe that the informal consideration process has been adequate given the company’s size and given that historically we have not received any such shareholder proposals. We believe it is desirable to be flexible and open as to whom the board might consider for board membership. Generally, however, Versata’s board member selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; ability to work as a constructive member of a team for the benefit of shareholders; network of contacts; and diversity of experiences, expertise and backgrounds among board members. Director nominees have normally been identified based upon suggestions by outside directors, management members and/or shareholders. Proposed nominees are not evaluated differently depending upon who has made the proposal. Versata has not to date paid any third party fee to assist in this process.

The board of directors intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name for consideration as a nominee for board membership at an annual meeting, the name of that nominee and related personal and other information as indicated in our bylaws should be forwarded to Versata, in care of the Versata’s corporate Secretary, at least 120 days before the annual meeting to assure time for meaningful consideration by the board.

DIRECTOR COMPENSATION

We currently do not compensate any non-employee member of the Board for their service as a Board member, except through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors.

Under our 2000 Stock Incentive Plan, which was adopted by our Board in November 1999 and was approved by our stockholders in February 2000, non-employee directors will receive automatic option grants covering 6,000 shares of common stock upon becoming directors and options to purchase 2,000 shares of common stock on the date of each annual meeting of stockholders beginning in 2001. The above amounts were adjusted to reflect the reverse 1 for 6 split that Versata implemented in May 2002. The 2000 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares. Non-employee directors are also eligible to receive discretionary option grants and direct stock issuances under our 2000 Stock Incentive Plan.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

On February 11, 2003, Versata determined to change the Company’s independent accountants, and, accordingly, ended the engagement of PricewaterhouseCoopers LLP in that role and retained Grant Thornton LLP as its independent accountants for the fiscal year ending October 31, 2003. The change in independent accountants was approved by Versata’s Audit Committee and approved by Versata’s Board of Directors. The Audit Committee believes that, Grant Thornton LLP, an accounting and auditing firm that focuses on companies in the small-medium size market, can provide more value to the Company than its prior auditors.

We are now asking you to ratify the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending October 31, 2004.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year, but may still select Grant Thornton LLP as independent accountants for the Company. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Changes in Registrant’s Certifying Accountant

Effective February 11, 2003, we elected to change our certifying accountant as follows:

(i)    We dismissed PricewaterhouseCoopers LLP as our independent accountants.

(ii)    The report of PricewaterhouseCoopers LLP on our consolidated financial statements for the fiscal year ended October 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)    The decision to dismiss PricewaterhouseCoopers LLP as our independent accountants was approved by the Audit Committee of our Board of Directors.

(iv)    In connection with the audit of our financial statements for the fiscal year ended October 31, 2002 and the subsequent interim periods preceding the dismissal, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in connection with its report. We requested PricewaterhouseCoopers LLP to furnish a letter addressed to the Securities and Exchange Commission as to whether it agrees with the above statements. A copy of that letter, dated February 13, 2003, is filed as Exhibit 16 to our report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2003.

Effective February 11, 2003, we engaged Grant Thornton LLP as our new independent accountants. The decision to engage Grant Thornton LLP was approved by our Audit Committee.

There were no disagreements with our independent accountants during the last two fiscal years.

AUDIT FEES

Audit fees billed to us by Grant Thornton LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2003 were $188,000. In addition, we incurred $12,000 in audit fees from PricewaterhouseCoopers LLP.

ALL OTHER FEES

Non audit fees billed to us by Grant Thornton LLP during the fiscal year ended October 31, 2003 totaled $11,000. PricewaterhouseCoopers LLP billed us $4,000 in non-audit fees for the fiscal year ended October 31, 2003.

VOTE REQUIRED

The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending October 31, 2004 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

MANAGEMENT

Officers and Directors

The following table sets forth certain information regarding our officers and directors.

Name	Age	Position
Alan Baratz (3)	50	Chief Executive Officer, President, and Director
William Frederick	40	Vice President, Chief Financial Officer and Secretary
Brett Adam	35	Vice President, Chief Technology Officer
Linda Giampa	42	Vice President, Worldwide Field Operations
Yasmin Zarabi	29	Vice President, General Counsel
Gary Morgenthaler (1)(2)(3)	55	Chairman of the Board
Robert Davoli (4)(6)	55	Director
Eugene Wong (5)	69	Director, Chief Scientist
William Smartt (1)(2)(4)	61	Director, Chairman of the Audit Committee
Wade Woodson (1)(2)(5)	45	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Term of office expires at 2004 Annual Meeting of Stockholders.
(4)	Term of office expires at 2005 Annual Meeting of Stockholders.
(5)	Term of office expires at 2006 Annual Meeting of Stockholders.
(6)	Mr. Davoli served on the Audit and Compensation Committees until March 10, 2004.

Alan Baratz.    Mr. Baratz joined Versata as a board member in May 2003, and was appointed as President and CEO in August 2003. From July 2000 until December 2002 Mr. Baratz was CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. Dr. Baratz is also currently a venture partner at Gabriel Venture Partners. From September 1999 until June 2000, Dr. Baratz served as Managing Director, E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999 Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and CEO of Delphi Internet, the online business unit of Rupert Murdoch’s News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz holds both a master’s degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor’s degree in mathematics and computer science from UCLA.

William Frederick.    Mr. Frederick joined Versata in December 2002 as Corporate Controller and was appointed as Vice President and Chief Financial Officer in January 2004. From August 2000 through March 2002, Mr. Frederick served as Vice President, Finance at Clarent Corp. From January 2000 through August 2000, Mr. Frederick was Corporate Controller at ACT Networks, Inc. a developer and manufacturer of broadband access equipment that was acquired by Clarent in August 2000. From May 1999 to November 1999, Mr. Frederick was the Chief Financial and Administrative Officer of IAM.com, Inc, a business-to-business web application company. Mr. Frederick’s experience includes over 15 years of global finance, accounting and administrative management in senior financial positions with companies ranging from start-ups to Fortune 500 corporations in multiple industries. From January 1998 to May 1999, Mr. Frederick was in the corporate finance department of The Disney Store division of The Walt Disney Company. Mr. Frederick holds a M.B.A degree from California State University at Long Beach and a bachelor’s degree in Finance from California State University at Fullerton.

Brett Adam.    Mr. Adam joined Versata in November 2003 as Chief Technology Officer and Vice President primarily in charge of business development and product management. From January 2003 until November 2003, Mr. Adam was Vice President, Market Development of MetaMatrix, Inc., an enterprise software company focused on providing enterprise information integration and metadata management solutions. From December

2000 until December 2002, Mr. Adam held a number of positions at Versata including Senior Director, Market Development and Senior Director, Product Strategy. Mr. Adam originally joined Versata in December 2000 as a result of Versata’s acquisition of Verve, Inc., a provider of business process automation technology, where he was President and CEO. At Verve, Mr. Adam was primarily responsible for the technology vision. Prior to founding Verve in 1997, Mr. Adam was a founder of, and held various positions including Vice President Sales & Marketing, for Xedoc Software Development, Pty. Ltd. an Australian enterprise software vendor and services firm. Mr. Adam studied computer science and psychology at the University of Melbourne, Australia.

Linda Giampa.    Ms. Giampa joined Versata in February 2004 as Vice President Worldwide Field Operations with responsibility for Versata’s global sales activities and strategies. Prior to joining Versata, from October 1999 through December 2003, Ms. Giampa ran her own executive consulting business specializing in helping clients such as TIBCO Software, Reactive Network Solutions, and Scribe Technology, bring emerging technologies to market. From 1997 till 1999, Ms. Giampa served as Vice President of Worldwide Sales for Optimal Networks which was acquired by Compuware in July 1999. Ms. Giampa ran North American Sales for Pure Software from February 1993 until 1995 and was instrumental in Pure Software’s 1995 IPO. Before Pure Software, Ms. Giampa rose through the ranks at Oracle Corporation for eight years in a variety of sales and marketing positions. Ms. Giampa has over 18 years of industry experience and holds a bachelors degree in computer science from the University of North Carolina.

Yasmin Zarabi.    Ms. Zarabi was appointed as Vice President and General Counsel in January 2004. Ms Zarabi joined Versata’s legal department in September 1999, and served as Director, Legal Affairs from August 2001 to December 2003. Ms. Zarabi holds a Judicial Doctorate from Golden Gate University and a bachelor’s degree in English from University of California, Berkeley.

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra Information Technologies, Inc., a database applications Company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres Corporation, a relational database management systems company. Mr. Morgenthaler serves as a director of Nuance Communications. He holds a B.A. in International Relations from Harvard University.

Robert Davoli.    Mr. Davoli has served as a director of Versata since November 1999. Prior to becoming a director, Mr. Davoli served as a technical consultant to Versata from 1995. Since November 1995, Mr. Davoli has served as a general partner at Sigma, a venture capital firm. From February 1993 to September 1994, Mr. Davoli served as President and Chief Executive Officer of Epoch Systems, a software vendor. Previous to working with Epoch Systems, Mr. Davoli served as President and Chief Executive Officer of SQL Solutions, a services and tools provider for the relational database market. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase. Mr. Davoli is a director of Internet Security Systems, Inc., Virtusa Corporation, and Vignette Corporation. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years.

Eugene Wong.    Dr. Wong has served as a director of Versata since May 1998, and as Versata’s Chief Executive Officer from May 2002 until August 2003. Since 1997, Dr. Wong has served as a Technical Consultant and Chief Scientist to Versata. Dr. Wong has served as Professor Emeritus at the University of California on assignment with the National Science Foundation since June 1998. Dr. Wong acted as Associate Director of the office of Science and Technology Policy in the Bush White House from 1990 to 1993. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003. Mr. Smartt is currently Chief Financial Officer of Building Materials Holding Corporation, a provider of construction services and materials to residential builders. From November 1993 until February 2004, served as Executive Vice President and CFO of Critical Path, an email software and services provider. From 1992 until September 2001, Mr. Smartt served as Executive Vice President, Chief Financial officer and Chief Administrative Officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as CFO, Treasurer, and Senior Vice President of Finance and Administration for Ingres Corporation, a relational data base software company. Previously, Mr. Smartt was the Chief Financial Officer and Chief Administration Officer at DiGiorgia Corporation, a Fortune 500 global enterprise. Mr. Smartt also held financial positions at Fairchild Semiconductor and Price Waterhouse Co. Mr. Smartt is a CPA and he holds a Bachelor of Science in Business Administration from the University of California, Berkeley.

Wade Woodson.    Mr. Woodson joined Versata’s board of directors in November 2003. Since 1987, Mr. Woodson has served as a managing director of Sigma Partners, a technology venture capital firm. From 1983 through 1987, he served as an associate of the law firm Cooley Godward, LLP. Mr. Woodson received a bachelor’s degree in electrical engineering from Stanford University. He holds a law degree from Harvard University and a Masters in Business Administration from the University of California, Haas School of Business.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation for the three most recent completed fiscal years of (i) each person that served as our Chief Executive Officer during the fiscal year ended October 31, 2003, and (ii) our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended October 31, 2003. These officers are referred to herein as the Named Executive Officers.

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in the fiscal year ended October 31, 2003. The options listed in the following table were granted under our 2000 Stock Incentive Plan and the 2003 Employment Inducement Award Plan.

Name and Principal Position	Annual Compensation											Long-Term Compensation						All Other Compen- sation
												Awards					Payouts
	Fiscal Year		Salary			Bonus			Other Annual Compensation			Restricted Stock Award(s)			Securities Underlying Options/SARs		LTIP Payouts
Alan Baratz Chief Executive Officer, President	2003 2002 2001			$68,269 — —			$25,000 — —			— — —			— — —		465,000 — —	(4)	— — —	— — —

Eugene Wong Former Chief Executive Officer	2003 2002 2001	(3)	$ $	154,800 102,000 —	(1)		$18,798 — —	(15)		— — —			$77,600 — —	(7)	2,000 100,000 —	(4) (8)	— — —	— — —

James Doehrman Former Chief Operating and Financial Officer and Secretary	2003 2002 2001	(3)	$ $ $	185,833 190,000 145,500	(1) (2)	$ $ $	52,927 50,000 30,000	(15) (14) (14)	$	— — 206,821	(5)	$	— — 209,250	(6)	— 51,811 —	(9) (13)	— — —	— — —

Val Huber Former Chief Technology Officer	2003 2002 2001	(3)	$ $ $	162,604 166,250 140,800	(1) (2)	$ $	35,101 — 20,000	(15)	$	— — 55,800	(5)	$	— — 55,800	(6)	— 1,585 —	(10) (13)	— — 25,000	— — —

Tim Child Former Vice President, Engineering and Product Management	2003 2002 2001			$158,365 — —	(1)		$29,916 — —	(15)		— — —			— — —		25,000 — —	(4)	— — —	— — —

Rocco Quaglietti Vice President—Sales Americas	2003 2002 2001	(3)	$ $ $	139,375 142,500 122,099	(1) (2)	$ $ $	82,416 18,648 87,834	(15)		— — —			— — —		— 39,691 17,081	(11) (12)	— — —	— — —

(1)	Our management team took a 10% pay reduction for eight and one half months in the fiscal year ended October 31, 2003. The salary shown represents amounts paid after the 10% salary reduction.

(2)	Our management team took a 10% pay reduction for six months in the fiscal year ended October 31, 2002. The salary shown represents amount paid after the 10% salary reduction.
(3)	Represents the transition period from January 1, 2001 to October 21, 2001 (“Transition Period”) when we switched our fiscal year from December 31 to October 31.
(4)	Options granted in fiscal year ended October 31, 2003 are more fully set forth below in this item under the section entitled “Options Granted in Fiscal Year 2003.”
(5)	Represents amounts paid in connection with the grant of restricted stock and as a retention measure for our Named Executive Officers. In April 2001, we paid the Named Executive Officers a bonus to cover the estimated personal income tax impact of making an IRS Code Section 83b election following the grant of the restricted shares. At that time we determined this plan was a preferable form of executive retention compared to issuing a comparable number of options to the Named Executive Officers and then advancing them funds to “early exercise” the options, which has been a practice for executive retention in the industry.
(6)	Represents the grant of restricted common stock. In order to calculate the aggregate value of the shares in the table, we used the closing price of our common stock as traded on the Nasdaq National Market on April 16, 2001, the grant date. Each officer received 2 grants of restricted shares of common stock, which are subject to our repurchase right. The first grants vest over a period of 50 months, with 12.5% of the shares vesting six months from the date of issuance (April 16, 2001), and the balance vesting in equal monthly installments thereafter. The second grants vest as follows: 25% of the shares vest six months from the date of issuance, another 25% vest one year from the date of issuance and the balance vest monthly over the next 12 months. Mr. Doehrman received 125,000 post split shares of common stock, which had an aggregate value of $307,500 as of October 31, 2001, $133,750 at October 31, 2002, and $246,250 at October 31, 2003. Mr. Huber received 33,333 shares of common stock, which had an aggregate value of $82,000 as of October 31, 2001, $35,666 at October 31, 2002, and $65,666 at October 31, 2003.
(7)	Mr. Wong received a grant of 36,000 unvested shares on September 5, 2003. The shares vest monthly over twelve months for past services rendered to the company.
(8)	On May 16, 2002, granted an option to purchase 100,000 shares. As of October 31, 2003, 62,500 shares were vested. The remaining 37,500 shares were cancelled when Mr. Wong ceased his duties as Chief Executive Officer in August 2003.
(9)	On January 11, 2002 granted an option to purchase 1,811 shares. The shares were fully vested on October 31, 2003. On July 16, 2002 granted an option to purchase 50,000 shares. As of October 31, 2003, 31,250 shares were vested and exercised. Mr. Doehrman resigned on November 17, 2003 and all unvested shares were cancelled.
(10)	On January 11, 2002 granted an option to purchase 1,585 shares. As of October 31, 2003, these shares were fully vested.
(11)	On November 12, 2001, granted an option to purchase 8,333 shares. One half vested on May 12, 2002 and the remaining half vested on November 12, 2002. On January 11, 2002 granted an option to purchase 1,358. As of October 31, 2003 these shares were fully vested. On July 16, 2002 granted an option to purchase 30,000 shares. As of October 31, 2003 17,500 were vested and exercised. The remaining 12,500 shares vest monthly through July 16, 2004.
(12)	Granted an option to purchase 1,666 shares on February 9, 2001. As of October 31, 2003, 699 shares were vested. The remaining 967 shares vest monthly through March 1, 2006. Granted an option to purchase up to 13,749 shares on April 6, 2001. As of October 31, 2003, these shares were vested and exercised. Granted an option to purchase up to 1,666 shares on September 6, 2001. As of October 31, 2003, these shares were fully vested.
(13)	All the options granted in the Transition Period were cancelled. On April 16, 2001, the Compensation Committee of our Board of Directors approved an Equity Incentive Program (“EIP”) to retain the services of the Executive Officers essential to the Company’s future financial success. Under the terms of the EIP, certain officers of the Company were given the opportunity to exchange certain “underwater” outstanding unexercised options for a restricted share grant. As a condition to participation in the EIP, all stock options granted after October 16, 2000 were replaced by a restricted share grant. The purchase price of the restricted stock was $0.006 per share.
(14)	Mr. Doehrman’s offer letter provided him with a guaranteed bonus of $20,000 per quarter. During 2001, in order to conserve the Company’s cash, Mr. Doehrman voluntarily waived $50,000 of the 2001 guaranteed bonus. For 2002, Mr. Doehrman waived $30,000 of his guaranteed quarterly bonus.
(15)	Includes bonus received in the form of stock valued at $18,798 for Eugene Wong, $20,115 for Jim Doehrman, $17,601 for Val Huber, $18,103 for Tim Child, and $15,086 for Rocco Quaglietti.

Stock Options

The following table sets forth information regarding option grants to each of the Named Executive Officers during the year ended October 31, 2003. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

Stock Option Grants in the Last Fiscal Year

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees	Exercise Price	Expiration
	Granted(#)		in 2003	($/share)	Date	5%($)	10%($)
Alan Baratz	450,000	(1)	62.8	1.95	10/06/2013	$551,855	$1,398,509
Alan Baratz	15,000	(2)	2.1	1.80	05/15/2013	$16,980	$43,031
Eugene Wong	2,000	(3)	0.2	1.98	03/17/2013	$2,490	$6,311
Tim Child	25,000	(4)	3.5	1.07	11/18/2012	$16,823	$42,633

(1)	Options were granted on October 6, 2003 pursuant to our 2003 Employment Inducement Award Plan. The options vest monthly over 50 months.
(2)	Options granted on May 15, 2003 when Mr. Baratz joined our Board of Directors. The options vest monthly over 36 months.
(3)	Options granted on March 17, 2003. 1,666 shares vested immediately, 167 vested on April 17, 2003, the remaining shares vested 167 shares on each monthly anniversary beginning May 17, 2003.
(4)	Options granted on November 18, 2002. 12% of the options became exercisable on May 18, 2003 then 1/50th of the shares vested on each monthly anniversary beginning June 18, 2003. Mr. Child’s employment terminated subsequent to the fiscal year ended October 31, 2003.

In 2003, we granted options to purchase up to a total of 716,316 shares to employees under our 2000 Stock Incentive Plan and our 2003 Employee Inducement Award Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by the closing price of our common stock as traded on the Nasdaq National Market.

The following table sets forth information concerning the number and value of shares of common stock underlying the unexercised options held by the Named Executive Officers as of October 31, 2003. The table also sets forth the value realized upon the exercise of stock options during the period which is calculated based on the fair market value of our common stock on the date of exercise, as determined by the closing price of our common stock as traded on the Nasdaq National Market, less the exercise price paid for the shares. The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of our common stock as of October 31, 2003, which was $1.97 per share. No stock appreciation rights were exercised during the fiscal year and no stock appreciation rights were outstanding as of October 31, 2003.

Aggregated Option Exercises in Fiscal 2003 and

Option Values at October 31, 2003

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan Baratz	—	—	2,083	462,917	$354	$11,196
Eugene Wong	—	—	75,865	6,000	$25,625	—
Jim Doehrman	31,250	$32,500	1,811	18,750	—	$19,500
Rocco Quaglietti	31,249	$18,876	28,638	13,550	$1,300	$11,700
Val Huber	—	—	7,835	—	$4,813	—
Tim Child	—	—	5,500	19,500	$4,950	$17,550

Severance Agreements, Employment Agreements, and Change in Control Agreements with Named Executive Officers

We have entered into severance agreements with our executive officers (the “Executive Officer Severance Agreement”). The Executive Officer Severance Agreement provides for certain benefits including the payment of equivalent of either three or six months base salary and an additional three or six months of vesting of options, if the individual’s employment with Versata is involuntarily terminated without cause, if the individual resigns from Versata due to an involuntary change in the their position, or if the their employment with the Company is involuntarily terminated without cause after a change in control of the Company. In addition, our current Section 16 officers and Mr. Huber are entitled to 100% accelerated vesting of options if the individual’s employment with the Company is involuntarily terminated without cause after a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors was formed in July 1998, and the current members of the Compensation Committee are Messrs. Morgenthaler, Woodson and Smartt. Mr. Davoli served on the Compensation Committee until March 10, 2004. None of the members of the Compensation Committee of the Board of Directors was at any time since the formation of Versata an officer or employee of Versata. No executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee of the Board of Directors. Mr. Davoli serves on the Board of Virtusa Corporation, a premier software engineering services firm that the Company entered into an agreement with in November 2003. See “Certain Relationships and Related Transactions.”

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of December 31, 2003 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of the Named Executive Officers appearing in the Summary Compensation table above

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

Each stockholder’s percentage ownership in the following table is based on 7,865,143 shares of common stock outstanding as of December 31, 2003. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Versata, Inc., 300 Lakeside Drive, Suite 1500, Oakland, California 94612. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Shares Owned	Shares Acquirable within 60 Days of December 31, 2003	Percentage of Shares Beneficially Owned
Morgenthaler Venture Partners IV, L.P. (1)	953,124	—	12.1%
Sigma Management V, LLC (2)	864,807	—	11.0%
Diker Management LLC (3)	704,939	—	9.0%
Eugene Wong (4)	85,357	75,865	2.0%
James Doehrman	122,788	—	1.6%
Val Huber (5)	61,423	7,835	*
Alan Baratz	3,787	39,749	*
Rocco Quaglietti	581	34,837	*
Tim Child	10,967	—	*
William Smartt	—	5,998	*
Robert Davoli (6)(2)	905,014	8,499	11.6%
Gary Morgenthaler (1)(7)	955,890	10,999	12.3%
All directors and executive officers as a group (9 people)	2,145,807	183,782	28.9%

*	Less than 1%
(1)	Principal address is 2730 Sand Hill Road, Suite 280, Menlo Park, CA 94025. Includes 500 shares held by Morgenthaler Management Partners. Mr. Morgenthaler disclaims beneficial ownership of all of the 953,125 shares except to the extent of his pecuniary interest in these shares. The general partner of Morgenthaler Venture Partnership IV, L.P. is Morgenthaler Management Partners IV, L.P. The general partners of Morgenthaler Management Partners IV, L.P. are Gary Morgenthaler, a director of Versata, J. Morgenthaler, Robert Pavey, Robert Bellas, Jr., and John Lutsi, who have dispositive and voting powers with respect to the shares held by Morgenthaler Venture Partnership IV, L.P.
(2)	Principal address is 1600 El Camino Real, Suite 280, Menlo Park, CA 94025.
(3)	Beneficial ownership calculation is based solely on a review of the Schedule 13G filed on February 13, 2004 by Diker Management LLC. Principal address is 767 Fifth Avenue, New York, New York, 10153.
(4)	Includes 55,357 shares held in the Wong Family Trust of which Eugene Wong is a Trustee.
(5)	Includes 5,556 shares of common stock subject to the Company’s right of repurchase.
(6)	Includes 864,807 shares held by entities affiliated with Sigma Partners. Mr. Davoli disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
(7)	Includes 2,766 shares of common stock held by Mr. Morgenthaler in his personal 401(K) account.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes our general compensation policies, the compensation plans and the specific compensation levels for senior executives, including our named executive officers.

GENERAL COMPENSATION POLICIES

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to the Company’s financial performance and to a lesser extent to individual management objectives established by the Committee;

•	To compensate executive management competitively with similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, finding, motivating, and retaining quality employees, particularly executive officers, are key factors to our success. Our compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options.

CASH COMPENSATION

We seek to provide cash compensation to our executive officers, including base salary and annual and quarterly cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis developed from market data and a review of the officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

STOCK OPTIONS AND STOCK AWARDS

Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. The Company established the 2003 Employment Inducement Award Plan (“2003 Stock Plan”) to provide a material inducement for the best available employees to join the Company and to promote the success of the Company’s business. The 2003 Stock Plan permits the grant of non-statutory stock options, restricted stock and stock appreciation rights to employees as a material inducement to entering into their initial employment with the Company; provided, however, that a former employee who is returning to the employ of the Company following a bona-fide period of non-employment by the Company may also receive an Award hereunder. The maximum aggregate number of shares which may be issued under the 2003 Stock Plan is 800,000 shares; provided, however, that commencing October 1, 2004, on the first day of each fiscal year of the Company during the term of the 2003 Stock Plan, an additional 400,000 shares shall automatically be added to the Plan; provided, further, that in no event shall more than 50% of the Shares issuable under the 2003 Stock Plan be granted pursuant to awards with an exercise price or purchase price that is less than 100% of fair market value on the date of grant. The shares may be authorized, but un-issued, or reacquired common stock.

During 2001, the Company made restricted stock awards to certain of its executive officers. Stock options and restricted stock awards are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Certain options generally vest over a twelve-month period and others vest over a fifty month period to encourage option holders to continue in our employ. All of the options granted during the fiscal year ended October 31, 2003 were approved by the full Board of Directors based on recommendations of the Compensation Committee. In making its determinations, the Compensation Committee considers the executive’s position at the Company, such executive’s individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the committee may deem relevant.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base salaries of Eugene Wong, our former Chief Executive Officer and Alan Baratz, our current Chief Executive Officer, were determined by the Board of Directors, upon the recommendation of the Compensation Committee. Mr. Wong served as the Company’s Chief Executive Officer from May 2002 until his resignation in August 2003. Mr. Wong’s base annual salary was $1,000 for each day of service performed. During the fiscal year 2003, Mr. Wong took a 10% reduction in pay bringing his base salary to $900 for each day of service performed. Mr. Wong was not awarded any cash bonuses for his performance in 2003.

Alan Baratz was appointed President and Chief Executive Officer in August 2003. Mr. Baratz earned $68,269 during the fiscal year ended October 31, 2003. Mr. Baratz’s base salary is $300,000 annually. Mr. Baratz was awarded a $25,000 guaranteed cash bonus for the fiscal fourth quarter of 2003.

Based on a review of public company data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the Compensation Committee believes that the cash compensation paid to our Chief Executive Officers in the fiscal year ended October 31, 2003 was generally consistent with amounts paid to chief executive officers with similar responsibilities at similarly situated technology companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (the “Code”) limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

Compensation Committee of

the Board of Directors

Gary Morgenthaler

Robert Davoli

William Smartt

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 3, 2000 (the date the Company’s Common Stock commenced public trading) and October 31, 2003 with the cumulative total return of (i) the Nasdaq Stock Market-U.S. Index and (ii) the Nasdaq Computer & Data Processing Index. This graph assumes the investment of $100.00 on March 3, 2000 in each of the foregoing indices and assumes the reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

Information used in the graph was obtained from Nasdaq, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VERSATA INC.,

THE NASDAQ STOCK MARKET-U.S. INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

CUMULATIVE TOTAL RETURN

	3 / 3 / 00	3 / 00	4 / 00	5 / 00	6 / 00	7 / 00	8 / 00	9 / 00	10 / 00	11 / 00	12 / 00
Versata, Inc.	100.00	250.78	126.56	98.44	167.97	140.63	103.90	110.42	68.75	31.25	37.24
NASDAQ Stock Market (U.S.) Index	100.00	93.66	78.78	69.27	81.44	77.18	86.30	75.09	68.92	53.10	50.28
NASDAQ Computer & Data Processing Index	100.00	89.27	68.41	60.06	72.85	65.41	73.72	67.38	61.67	44.73	41.60

	1 / 01	2 / 01	3 / 01	4 / 01	5 / 01	6 / 01	7 / 01	8 / 01	9 / 01	10 / 01
Versata, Inc.	30.99	14.85	1.17	3.33	5.25	2.79	2.00	1.63	0.96	1.71
NASDAQ Stock Market (U.S.) Index	56.37	43.64	37.52	43.12	43.07	44.25	41.44	36.92	30.70	34.64
NASDAQ Computer & Data Processing Index	48.10	36.79	30.34	37.28	37.34	39.51	34.67	28.61	24.17	28.09

	11 / 01	12 / 01	1 / 02	2 / 02	3 / 02	4 / 02	5 / 02	6 / 02	7 / 02	8 / 02	9 / 02	10 / 02
Versata, Inc.	2.58	3.83	3.75	2.92	2.83	1.75	1.13	0.83	0.74	0.92	0.79	0.74
NASDAQ Stock Market (U.S.) Index	39.58	39.91	39.61	35.49	37.81	34.67	33.14	30.14	27.39	27.10	24.18	27.49
NASDAQ Computer & Data Processing Index	31.87	33.50	33.32	30.03	30.91	26.17	24.50	24.57	21.57	21.68	19.00	22.97

	11 / 02	12 / 02	1 / 03	2 / 03	3 / 03	4 / 03	5 / 03	6 / 03	7 / 03	8 / 03	9 / 03	10 / 03
Versata, Inc.	0.76	0.61	0.63	0.58	0.60	0.80	1.39	1.22	1.33	1.92	1.36	1.37
NASDAQ Stock Market (U.S.) Index	30.55	27.59	27.29	27.68	27.76	30.28	32.94	33.47	35.77	37.33	36.85	39.81
NASDAQ Computer & Data Processing Index	25.99	23.10	22.58	22.45	22.51	24.25	25.53	26.11	27.02	28.25	28.50	29.41

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee approved the selection of Grant Thornton LLP as the Company’s independent accountants, and has asked the stockholders to ratify their selection.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independent Standard Board Standard No. 1 and has discussed with the independent accountants their independences. Fees associated with our engagement of Grant Thornton LLP and PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2003 include the following:

AUDIT FEES:

Audit fees billed to us by Grant Thornton LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2003 were $188,000. In addition, we incurred $12,000 in audit fees from PricewaterhouseCoopers LLP.

ALL OTHER FEES:

Non audit fees billed to us by Grant Thornton LLP during the fiscal year ended October 31, 2003 totaled $11,000. PricewaterhouseCoopers LLP billed us $4,000 in non-audit fees for the fiscal year ended October 31, 2003.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee of the

Board of Directors

Gary Morganthaler

Robert Davoli

William Smartt

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since January 1, 2003 to which we have been a party and in which the amount involved exceeded $60,000 with any director, executive officer, or security holder that we know owns more than five percent of our capital stock had or will have a direct or indirect material interest.

In November 2003, we entered into an engineering services agreement with Virtusa Corporation, a US and Indian based premier software engineering services firm which provides engineering support to software product developers and enterprise customers. Virtusa will provide Versata with engineering services including platform port development, quality assurance and maintenance. Versata’s own engineering team will retain responsibility for product vision, strategy, architecture, design and reference implementation, enabling it to more aggressively drive product innovation and rapidly deliver the next round of capabilities in support of our new strategy. Our board member, Robert Davoli, is also a board member of Virtusa Corporation. A major shareholder, Sigma Partners, is a venture capital investor in Virtusa Corporation. Our board members Robert Davoli and Wade Woodson serve as managing directors of Sigma Partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all of these filing requirements have been satisfied with the exception of a late Form 4 report filed for each of Messrs. Morgenthaler, Davoli, and Smartt to report their automatic annual director options granted on August 15, 2003.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement and form of proxy for the fiscal year ending October 31, 2004 must be received by October 31, 2004.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

APPENDIX A

AMENDED AND RESTATE CHARTER

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF VERSATA, INC.

(as of June 1, 2003)

I.    PURPOSE:

The Audit Committee (“Committee”) shall oversee and advise the Board on the Company’s financial reporting practices and financial statements, accounting policies internal controls, the audit process, and the Company’s process for monitoring compliance with laws and regulations.

II.    AUTHORITY:

The Board authorizes the Committee to seek resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary or appropriate to carry out its purposes, all at the expense of the Company as required by applicable law.

III.    MEMBERSHIP:

The Committee shall consist of at least three members of the Board. The members and the Chair shall be appointed annually by a majority of the full board.

All of the members will be independent as such term is defined by applicable laws and regulations including without limitation as defined by the NASDAQ Market Place Rules and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”).

All of the members shall be able to read and understand financial statements at the time of their appointment. At least one member, the Chair, shall be designated the financial expert as defined by SEC:

•	An understanding of financial statements and generally accepted accounting principles (GAAP);

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of the Committee functions.

IV.    FUNCTIONS AND RESPONSIBILITIES:

A.	Annually, the Committee shall:

1.	Nominate, compensate, and oversee the work of independent auditors employed by the Company.

2.	Review and pre-approve the intended scope of the annual audit by the independent auditors and the fees to be charged by the independent auditors.

3.	Review and discuss the results of the annual audit with both the independent auditors and management.

4.	Review with both management and the independent auditors the status of the Company’s tax reserves and any tax audits.

5.	Review with both management and the independent auditors the annual financial statements before their submission to the Board of Directors for approval.

6.	Review internal and external audits of employee benefit plans of the Company (including subsidiaries) and Company procedures regarding plan compliance with relevant laws and regulations.

7.	Review the annual management letter from the independent auditors.

8.	Perform an annual self-evaluation of the Committee.

9.	Retain independent counsel, accountants, or others as deemed necessary to advise the Committee or assist in the conduct of an investigation.

10.	Review and pre-approve all related-party transactions as defined by applicable laws and regulations.

11.	Maintain procedures for the receipt, retention, and treatment of anonymous submissions regarding questionable accounting or auditing matters.

B.	Quarterly, the Committee shall:

1.	Meet with management and independent auditors to discuss the quarterly financial statements.

2.	Review with both management and the independent auditors the quarterly earnings, press releases, including pro forma or adjusted non-GAAP information, and other financial information or earnings guidance before their public release.

3.	Review and approve management’s Sarbanes-Oxley’s certifications.

C.	Periodically, as and when deemed necessary or advisable by the Committee, the Committee shall:

1.	Review with both management and the independent auditors the Company’s significant accounting principles, policies and practices.

2.	Review adequacy of the Company’s management information systems.

3.	Consider any information brought to the attention of the Committee by, or at the request of, the Company’s independent public accountants, or by the financial staff, and advise the Board as appropriate.

4.	Request the financial staff or the independent auditors to make a study of any particular area of interest or concern that the Committee deems appropriate.

5.	Meet separately with management and the independent auditors to monitor compliance with recommendations made in the annual management letter.

6.	Meet with Company’s officers, employees, independent officers, or counsel, as necessary to discuss matters regarding Company’s compliance with financial controls and legal requirements.

7.	Review the trends in accounting policy changes proposed or adopted by organizations such as the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Financial Accounting Standards Board or by comparable bodies outside the United States.

8.	Review the adequacy of the Company’s system of internal accounting controls and other factors affecting the integrity of published financial reports by consulting as appropriate with the financial staff, the independent public accountants (both of which shall have direct access to the Committee) and others concerning, among other things, the internal accounting controls in effect, any major weaknesses discovered and related corrective actions taken or in progress.

9.	Review and resolve any audit problems or difficulties between independent auditors and management.

10.	Evaluate overall performance of professional services provided by the independent auditors, including audit and non-audit services, and consider the possible effect on the performance of such services on the independence of the auditors.

11.	Review management’s procedures for monitoring the Company’s compliance with laws and regulations.

V.    MEETINGS:

The Committee is to meet at least four times a year, with authority to convene additional meetings, as circumstances require. A majority of the Committee will constitute a quorum for the transaction of business. As necessary, the chairman may request that members of management, independent auditors, or others to attend the meetings. Minutes shall be kept of each meeting of the Committee and will be provided to each member of the Board.

VERSATA, INC.

PROXY

Annual Meeting of Stockholders, June 9, 2004

This Proxy is Solicited on Behalf of the Board of Directors of

VERSATA, INC.

The undersigned stockholder of Versata, Inc., a Delaware corporation (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 9, 2004 and the Proxy Statement and appoints William Frederick, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Versata, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 on Wednesday, June 9, 2004 at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR the director listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR the election of the director listed below and FOR the other proposals.

1.	Election of director to serve for a three-year term ending at the annual meeting following the close of the 2006 fiscal year or until his successor is duly elected and qualified to serve;

		FOR	WITHHOLD AUTHORITY TO VOTE

Gary Morgenthaler

Alan Baratz

2.

Proposal to ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2004; and;

FOR __________         AGAINST __________         ABSTAIN __________

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)

Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shares are held by joint tenants or as community property, each person should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please sign your name:		Date:
(Authorized Signature(s))